UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2014

SYNIVERSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8125 Highwoods Palm Way
Tampa, Florida 33647
Telephone: (813) 637-5000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2014, Syniverse Technologies, LLC, a Delaware limited liability company (“Syniverse LLC”) and a wholly-owned subsidiary of Syniverse Holdings, Inc., a Delaware corporation (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”) with Aicent Holdings Corporation, a Delaware corporation (“Aicent”), Putter Merger Co., Inc., a wholly-owned subsidiary of Syniverse LLC (“Merger Sub”) and TA Associates Management, L.P., as Seller Representative, pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Aicent with Aicent surviving as a wholly-owned subsidiary of Syniverse LLC (the “Transaction”).

At the closing of the Transaction, Syniverse LLC will pay to holders of equity interests and options in Aicent an amount equal to $290 million, subject to certain adjustments based upon closing date cash, debt, working capital and 2013 EBITDA of Aicent. The Transaction is subject to competition law approval and other customary closing conditions, including (i) if the closing has not occurred prior to June 30, 2014, Aicent has provided audited financial statements for fiscal 2013 (or reviewed financial statements if the closing occurs prior to June 30, 2014) and (ii) that Aicent’s EBITDA for fiscal year 2013 (as adjusted), reflected in such audited financial statements (or such reviewed financial statements if applicable) exceeds an agreed upon level.

The Merger Agreement contains standard representations and warranties related to each party, and may be terminated prior to the closing under certain circumstances, including by (i) written agreement of both parties; (ii) either party, if the transaction is enjoined or prohibited by governmental authorities; (iii) either party, if the closing shall not have occurred by a specified outside date (which will be six months following signing, subject to extensions to obtain regulatory approvals); or (iv) a non-breaching party if there has been a material breach of certain representations, warranties or covenants made by a breaching party that would prevent conditions from being satisfied.

The Merger Agreement provides that Syniverse LLC will be indemnified for breaches of Aicent’s pre-closing covenants and representations, subject to certain limitations.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which will be filed as an exhibit to the Company’s next periodic report.

Item 7.01    Regulation FD Disclosure

On May 12, 2014, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Syniverse Holdings, Inc. on May 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2014

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ Laura E. Binion
Name:	Laura E. Binion
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Syniverse Holdings, Inc. on May 12, 2014.